SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act  of
1934



Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
 [X]      Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to 240.1a-11(c) or 240.1a-12


                                 Taco Cabana, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

 [X]      No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11

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     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth amount on which the filing is calculated and state how it was determined):

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     5)   Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)   Date Filed:
                   Taco Cabana, Inc.
               8918 Tesoro Dr., Suite 200
               San Antonio, Texas  78217


        Notice of Annual Meeting of Stockholders
                    August 18, 1998


TO THE STOCKHOLDERS OF
TACO CABANA, INC.:

      Notice is hereby given that the Annual Meeting of Stockholders of Taco Cabana, Inc., a Delaware corporation (the "Company"), will be held at the Omni Hotel, 9821 Colonnade Boulevard, San Antonio, Texas, on Tuesday, August 18, 1998, at 10:00 a.m., Central Daylight Time for the following purposes:

     1.) To elect six directors.

     2.) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Tuesday, June 30, 1998 as the record date for the determination of stockholders entitled to vote at the meeting.

      We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If for any reason you should subsequently change your plans, you can of course revoke the proxy at any time before it is actually voted.

                          BY ORDER OF THE BOARD OF DIRECTORS



                          David G. Lloyd
                          Secretary

San Antonio, Texas
July 13, 1998

                   TACO CABANA, INC.
                    PROXY STATEMENT
         FOR THE ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD AUGUST  18, 1998

                      THE MEETING

      This Proxy Statement is furnished to the stockholders of Taco Cabana, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held Tuesday, August 18, 1998 (the "Meeting"). This Proxy Statement, the accompanying proxy, and the Company's Annual Report are being sent or given to the stockholders of the Company on or about July 13, 1998.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held on the record date.

      Proxies in the form enclosed will be voted at the Meeting, if properly executed, returned to the Company prior to the Meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the convening of the Meeting, or by presenting another proxy card with a later date. If you attend the Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

      The record date for stockholders entitled to vote at the Meeting is June 30, 1998. At the close of business on June 30, 1998, the Company had issued and outstanding and entitled to vote at the Meeting 14,521,200 shares of Common Stock (excluding 1,254,937 shares of treasury stock). As of June 30, 1998, the directors and executive officers of the Company owned a total of 134,430 shares of the Company's Common Stock, or approximately 0.9 % of the total number of shares outstanding and entitled to vote at the Meeting.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of June 1, 1998, by: (i) each person known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each named executive officer of the Company, (iii) each director of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                    Shares Beneficially Owned
        Name                       Number         Percent

     Stephen V. Clark  (1)       128,063            *
     James A. Eliasberg  (2)     228,750           1.5%
     David G. Lloyd  (3)          52,800            *
     Douglas Gammon  (4)          10,000            *
     William J. Nimmo  (5)         3,817            *
     Richard Sherman  (6)         77,003            *
     Cecil Schenker  (7)          97,503            *
     Lionel Sosa  (8)             20,000            *
     Rod Sands  (9)               10,000            *
     Massachusetts Financial
     Services Co.  (10)        1,310,970           8.6%
     Dimensional Fund
     Advisors, Inc.  (11)      1,000,764           6.6%
     All directors and
     officers as
     a group (9 persons)  (12)    627,936          4.1%
___________________________
*    Less than 1%.
(1) Includes 120,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 180,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(2) Includes 144,000 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 80,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(3) Includes 45,000 shares issuable pursuant to presently exercisable options (or those exercisable within 60 days). Excludes 55,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(4) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 65,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(5) Excludes 23,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(6) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 13,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(7) Represents shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 13,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(8) Excludes 23,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(9) Excludes 20,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).
(10) Based upon Schedule 13G, filed jointly in February 1996, and amended in February 1998, indicating beneficial ownership as stated in the table, and shared dispositive power as to all shares beneficially owned. Included in the joint filing were Massachusetts Financial Services
     Company ("MFS"), indicating beneficial ownership of 1,310,970 shares and sole dispositive power as to 1,310,970 shares and MFS Series
     Trust II - MFS Emerging Growth Fund ("MEG"), indicating 962,395 shares beneficially owned by MFS as well as MEG. Address: 500
     Boylston Street, Boston, Massachusetts 02116.
(11) Based on Schedule 13G, filed in February 1997, and amended in February 1998, indicating beneficial ownership and sole dispositive power as stated in the table and sole voting power as to 665,464 shares.
     Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12) Includes 493,506 shares subject to presently exercisable options (or those exercisable within 60 days). Excludes 472,000 shares issuable pursuant to options which are not currently exercisable (or exercisable within 60 days).


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

   At the Annual Meeting six directors are to be elected by plurality of the votes cast by the holders of the shares of outstanding Common Stock of the Company. Under applicable Delaware law, in tabulating the vote, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to the election of the six director positions to be filled at this meeting. The nominees for director are Stephen V. Clark, William J. Nimmo, Richard Sherman, Cecil Schenker, Lionel Sosa. and Rod Sands. All of the nominees are presently directors of the Company. For information concerning the backgrounds of such nominees, see "Directors and Executive Officers" on page 5.

   The enclosed Proxy, if properly signed and returned will be voted FOR the election of these six nominees unless authority to vote is withheld. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Directors. All directors will hold office until the annual meeting of stockholders to be held in 1999 and until their successors have been duly elected and qualified, unless prior to such meeting a director resigns or his directorship otherwise becomes vacant.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.






                        Directors and Executive Officers

      The directors and executive officers of the Company and their respective ages are as follows:

     Name                     Age       Position

     Stephen V. Clark          44       Chief Executive Officer,
                                        President and Director
     James   A.   Eliasberg    40        Senior   Vice   President   and
                                        General Counsel
     David G. Lloyd            35       Senior Vice President - Finance,
                                        Chief Financial Officer,
                                        Secretary and Treasurer
     Douglas Gammon            51       Senior Vice President -  Human
                                        Resources and People
                                        Development
     William J. Nimmo          44       Director
     Richard Sherman           54       Director
     Cecil Schenker            56       Director
     Lionel Sosa               59       Director
     Rod Sands                 50       Director



      Mr. Clark has served as the Company's Chief Executive Officer since November 1996, and as the President, Chief Operating Officer, and as a Director since April 1995. Prior to that, Mr. Clark was with Church's Chicken, a division of America's Favorite Chicken, for seventeen years with his final title having been Senior Vice President and Concept General Manager. He also served on the executive committee of America's Favorite Chicken and was on the Board of Directors of Church's Operators Purchasing Association. In his final position with America's Favorite Chicken, Mr. Clark was primarily responsible for the day-to-day operations of over 1100 company-owned and franchised units with aggregate sales volume in excess of $600 million.

     Mr. Eliasberg has served as the Company's Senior Vice President and General Counsel since January 1991. Prior to that, Mr. Eliasberg was engaged in the private practice of law in Southern California at the law firms of Fierstein & Sturman (March 1989 to January 1991), Hill, Wynne, Troop & Meisinger (May 1986 to February 1989) and Jones, Day, Reavis & Pogue (October 1984 to March 1986). In addition to supervising all of the Company's legal affairs, Mr. Eliasberg's responsibilities include real estate, construction and franchise development. Mr. Eliasberg is a graduate of the University of Chicago law school.

      Mr. Lloyd joined the Company in October 1994 as Vice President - Finance, Chief Financial Officer, Secretary and Treasurer and was promoted to Senior Vice President in May 1996. From August 1985 to October 1994, Mr. Lloyd served in various capacities with Deloitte & Touche (the Company's independent auditors), with his last position being Senior Audit Manager. Mr. Lloyd is a certified public accountant.

     Mr. Gammon joined the Company in March 1997 as Senior Vice President, Human Resources and People Development. From December 1989 to March 1997, Mr. Gammon served as Vice President of Human Resources at Marriott International which has over 15,000 employees in 50 states. Mr. Gammon has over 18 years of experience in the human resources field as well as over six years experience in restaurant operations. He was the past President for the Council of Hotel and Restaurant Trainers.

      Mr. Nimmo has served as a director of the Company since November 1991. Since May 1997, Mr. Nimmo has been a Partner with Halpern, Denny & Co., a venture capital firm in Boston, Massachusetts. Prior to that, Mr. Nimmo served as Managing Director of Cornerstone Equity Investors, Inc., and its predecessor firm, Prudential Equity Investors, Inc., since September 1989.

      Mr. Sherman has been a director of the Company since November 1991. Mr. Sherman is a private investor and retail consultant. Mr. Sherman served as President and Chief Executive Officer of Rally's, Inc. from September 1987 to January 1991. From August 1989 to January 1991, he also served as Chairman of the Board of Rally's, Inc. Mr. Sherman currently serves as a member of the Board of Trustees of Paul Quinn College in Dallas, Texas and as a director of Reed's Jewelers, Inc., Papa John's International, Inc., and PJ America, Inc.

      Mr. Schenker has been a director of the Company since January 1992. Mr. Schenker is a corporate securities attorney and is the managing partner of the San Antonio, Texas office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Mr. Schenker has been a partner through his professional corporation since January of 1984. Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services for the Company. Mr. Schenker is also a director of LOT$OFF Corporation, formerly 50-Off Stores, Inc.

     Mr. Sosa has been a director of the Company since August 1997. Mr. Sosa has served as the Chief Executive Officer of KJS Marketing Agency since January 1996. From 1994 to 1996 he served as Chairman of DMB&B/Americas, a network of advertising agencies in the U.S. and Latin America. In 1980 Mr. Sosa founded the agency of Sosa, Bromley, Aguilar, Noble & Associates, an advertising agency specializing in Hispanic marketing in the U.S. Mr. Sosa sold Sosa, Bromley, Aguilar, Noble & Associates in 1994. Mr. Sosa is currently a Director of the Children's Television Workshop Network.

      Mr. Sands has been a director of the Company since February 1998. Since July 1997, Mr. Sands has served as the Managing Director of Silver Venture Capital Management, a private equity investment fund. From August 1992 to July 1997, Mr. Sands served as the President and Chief Operating Officer of Pace Foods, a food manufacturer with revenues in excess of $200 million. Mr. Sands currently serves on the board of directors of Orval Kent Holdings , Packaged Ice, Inc., Texas Commerce Bank/Chase-San Antonio and Benefit Planners, Inc. He is also a member of St. Mary's University Business Advisory Board.

      The Board of Directors has a compensation and stock option committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa and Rod Sands. The Board of Directors also has an audit committee which currently consists of William J. Nimmo, Richard Sherman, Lionel Sosa, Cecil Schenker and Rod Sands. The Board of Directors does not currently have a nominating committee. All directors serve for a term of one year and until their successors are duly elected. Each director who is not also an employee of the Company receives an annual retainer of $25,000, and an attendance fee of $2,500 per Board meeting for up to four meetings each year. All non-employee directors are reimbursed for their expenses. The Board of Directors met four times during 1997. Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees of which he was a member held during 1997.

       The compensation and stock option committee monitors and makes recommendations to the Board with respect to compensation programs for officers and directors and administers the Company's Stock Option Plan. The compensation and stock option committee met two times during 1997.

      The audit committee considers the adequacy of the internal controls of the Company and the objectivity of financial reporting; meets with the independent certified public accountants and appropriate Company financial personnel about these matters; and recommends to the Board the appointment of the independent certified public accountants. The audit committee met two times in 1997.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors and executive officers to file by the relevant due date any of these reports during the Company's fiscal year.

       To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's officers, directors, and 10% stockholders were complied with, except for one late filing as to a Form 3 for Douglas Gammon.



                             EXECUTIVE COMPENSATION

  Executive compensation is set at levels which are sufficiently competitive with companies of similar size and type to permit the Company to attract and retain the best possible individuals. Compensation is structured to provide incentives for executive officer performance that results in continuing improvements in the Company's financial results, over both the short term and the long term. Compensation is also designed to align the interests of the Company's executives and its stockholders by providing for payment of a significant portion of incentive compensation in the form of stock options. Moreover, each executive officer's compensation is based upon both individual and Company performance.

  As may be seen from the Summary Compensation Table included on page 9, the compensation of executive officers consists of three principal parts, each of which is reviewed regularly by the committee.

   Salaries shown in the Summary Compensation Table represent the fixed portion of compensation for executive officers for the year. Changes in salary depend upon Company as well as individual performance.

   The bonuses shown in the Summary Compensation Table are paid in cash to executive officers and depend upon the financial and strategic accomplishments of the Company. The Committee also has discretion to modify the bonus based upon individual performance, including the individual's progress in implementing the Company's goals.

   The third principal component of compensation arises from the Company's grant of stock options to executive officers (the Company's Stock Option Plan actually covers several levels of employees). The Committee sets the number of options to be granted based on a variety of factors, including, principally, salary grade, Company and individual performance and individual levels of stock ownership. All options under the Plan are granted at fair market value, and therefore any value which ultimately accrues to executive officers is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's Common Stock.

   A written employment agreement served as the principal basis of Mr. Clark's compensation during 1997. During 1997 Mr. Clark's annual salary was adjusted to reflect his responsibilities, experience, his individual performance and important contributions to the Company. Effective May 15, 1998, Mr. Clark's employment agreement was extended and amended.


Respectfully submitted,
THE COMPENSATION AND STOCK OPTION  COMMITTEE
Richard Sherman, William J. Nimmo, Lionel Sosa

      Summary Compensation Table. The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and the Company's other executive officers (collectively the "named executive officers"):

                         Summary Compensation Table

                   Annual Compensation      Long-Term Compensation
                   -------------------  ----------------------------
                                              Awards         Payouts
                                        -------------------- -------
                                 Other              Securities       All
                                 Annual  Restricted Underlying LTIP  Other
  Name and                       Compen- Stock      Options/   Pay-  Comen-
  Principal Fiscal Salary  Bonus  sation  Award(s)    SARs      outs  sation
  Position  Year   ($)     ($)   ($)(1)   ($)        (#)       ($)    ($)

Stephen V.   1997 255,420      -       -       -          -     -        -
Clark,
Chief        1996 233,404 50,000       -       -    200,000     -        -
Executive
Officer,     1995 152,455(2)   -       -       -          -     -        -
President ,
Chief
Operating
Officer
James A.     1997 191,877      -       -       -          -      -       -
Eliasberg,
Senior Vice  1996 189,235      -       -       -    200,000      -       -
President
and General  1995 175,025      -       -       -          -      -       -
Counsel
David G.     1997 143,528      -       -       -          -      -       -
Lloyd,
Senior Vice  1996 135,138      -       -       -     75,000      -       -
President,
Chief        1995 117,605      -       -       -          -      -       -
Financial
Officer,
Secretary
and
Treasurer
Douglas      1997  113,820(3)  -  55,135(4)    -     75,000      -       -
Gammon
Senior Vice
President -
Human
Resources
and
People
Development

__________________

(1) Certain of the Company's executive officers receive personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of $50,000 or 10% ofannual salary and bonus reported for any named executive officer.
(2)  Mr. Clark joined the Company in April 1995.
(3)  Mr. Gammon joined the Company in March 1997.
(4)  Represents relocation expense reimbursements.




     Employment Agreements. The Company has a written employment agreement with Stephen Clark which expires in April 1999. Mr. Clark will receive a base salary of $280,000 per year for the remainder of the agreement. Additionally, Mr. Clark is eligible for a bonus based on the Company's achievement of certain performance goals. Pursuant to such agreement, Mr. Clark has agreed not to participate in any manner, during his term of employment and for two years thereafter, in any business which owns a Mexican fast food restaurant or Mexican "quick service" restaurant in the Continental United States.


Stock Option Plans and Directors' Options

      Under the Taco Cabana, Inc. 1990 Stock Option Plan (the "1990 Option Plan"), amended in August 1992, and the 1994 Stock Option Plan (the "1994 Option Plan"), amended in August 1997, options to purchase up to 1,500,000 and 1,250,000 shares, respectively, of Common Stock may be granted to employees, outside directors and consultants and advisers of the Company or any subsidiary corporation or entity. The stock is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under an Option Plan may be reoptioned thereunder. The 1990 and 1994 Option Plans are administered by a committee of outside directors (the "Committee"). The Committee sets specific terms and conditions of options granted under the 1990 and 1994 Option Plans and administers the 1990 and 1994 Option Plans, as well as the Company's other employee benefit plans which may be in effect from time to time. The Committee currently consists of William J. Nimmo, Lionel Sosa, Richard Sherman and Rod Sands.

      The Company's employees are eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted (so long as the optionee, if an employee, continues to be employed by the Company). In addition, an incentive option may be exercised within 90 days after the termination of employment of the optionee (subject to any limitations in the particular option), within one year after termination in case of termination because of disability, or throughout the term of the option in the event of the optionee's death, to the extent in each case the option was exercisable at the termination date. A nonqualified stock option may be exercised for such period, but not later than the expiration date, after termination of employment, disability or death, as may be specified in the particular option.

     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering Common Stock of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.

     The 1994 Option Plan provides that each outside director will automatically receive a grant of 3,000 nonqualified stock options each year on the fifth business day following the first public release of the Company's audited earnings report on results of operations for the preceding fiscal year. Each such option will become exercisable in whole or in part on the first anniversary of the award through the balance of its ten-year term. Subject to availability of shares allocated to the 1994 Option Plan and not already reserved for other outstanding stock options, outside directors who join the Board in the future will in addition receive an initial grant of options for 20,000 shares, which will become exercisable in four equal increments beginning on the first anniversary of the award and on each of the next four succeeding anniversary dates. Such options will be exercisable for a term of ten years. Such options will be awarded upon their appointment or election to the Board. Options, once granted and to the extent exercisable, will remain exercisable throughout their term, regardless of whether the holder continues as a director. The exercise price of the options is equal to 100% of the fair market value of a share of Common Stock at the time of grant.

      The 1990 Option Plan will terminate on October 14, 2000. The 1994 Option Plan will terminate on October 17, 2004. The Board of Directors may, however, terminate the 1990 and 1994 Option Plans at any time prior to such respective dates. Termination of the 1990 and 1994 Option Plans will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the Option Plans.

      As of June 1, 1998, options for 624,158 shares of common stock had been granted under the 1990 Option Plan and were outstanding, with a weighted average exercise price of $5.69 per share, and no additional shares were available for issuance upon exercise of options which may be granted in the future. As of June 1, 1998, options for 875,842 shares had been exercised.

      As of June 1, 1998, options for 850,217 shares of common stock had been granted under the 1994 Option Plan and were outstanding, with a weighted average exercise price of $5.23 per share, and 399,783 additional shares were available for issuance upon exercise of options which may be granted in the future. As of June 1, 1998, no options had been exercised.


      Stock  Option  Grant  Table.   The  following  table  sets  forth  certain
information concerning options granted to the named executive officers during the Company's fiscal year ended December 28, 1997:

               Option Grants in Last Fiscal Year

                                                   Potential Realizable
                      Percent of                     Value at Assumed
                     Total Options                    Annual Rates of
                      Granted to                       Stock Price
                       Employee  Excercise             Appreciation
              Options    in       or base   Expir-   for Option Term (2)
              Granted   Fiscal    Price     ation   ---------------------
 Name          #(1)      Year     ($/Sh)    Date        5% ($)   10% ($)
-------------------------------------------------------------------------
Stephen V.        -        -        -         -          -         -
Clark
James A.          -        -        -         -          -         -
Eliasberg
David G.          -        -        -         -          -         -
Lloyd
Douglas      50,000     13 %    $5.25   3/10/07    $165,085  $418,357
Gammon       25,000      7 %     4.50   7/17/07      74,681   189,257
-------------------------------------------------------------------------



(1)All such stock options were granted for the number of shares indicated at an exercise price equal to the fair market value of the Common Stock on the
   date of  grant  as determined by the Company's Board of Directors.   All
   such stock options noted above were granted 10 years prior to the noted expiration date. The options become exercisable beginning one year after the date of grant in five equal annual installments. The Company's current Option Plans do not make provision for the award of stock appreciation rights ("SARs") and the Company has no SARs currently outstanding.

(2)As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of approximately 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.









        Stock Option Exercises and Holdings Table. The following table provides information concerning the exercise of options and value of unexercised options held by the named executive officers at December 28, 1997:


            Aggregated Option Exercises in Last Fiscal Year
                 and Fiscal Year-End Option Values

              Shares
              Aquired   Value
                 on     Real-   Number of Unexercised    Value ofUnexercised
              Exercise  ized          Options            In-the-Money Options
  Name           (#)    ($)    at Fiscal Year End (#)  at Fiscal Year End ($)(1)
--------------------------------------------------------------------------------
                               Exercis-   Unexercis-     Exercis-   Unexercis-
                                 able       able           able        able
--------------------------------------------------------------------------------
Stephen V.       -      -       80,000    120,000              -         -
Clark
James A.         -      -      104,000    120,000        $35,640         -
Eliasberg
David G.         -      -       45,000     55,000              -         -
Lloyd
Douglas          -      -            -     75,000              -         -
Gammon


(1)Values stated are based on the last sale price of $4.63 per share of the Company's Common Stock on the NASDAQ National Market System on December 26, 1997, the last trading day of the fiscal year, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.



Compensation Committee Interlocks and Insider Participation

     None.
                             STOCK PERFORMANCE GRAPH

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                                Taco Cabana, Inc.

                              (GRAPH APPEARS HERE)


  Measurement
   Period                        NASDAQ
   (Fiscal                        Stock                NASDAQ Stocks
    Year         Taco Cabana,     Market       (SIC 5800-5899 US Companies)
  Covered)          Inc.       (US Companies)   Eating and drinking places
-----------       --------    ---------------  ---------------------------
  12/31/93         134.0          114.8                   101.4
  12/30/94          67.9          112.2                    73.2
  12/29/95          37.7          158.7                    89.1
  12/27/96          55.2          195.4                    86.6
  12/26/97          34.9          230.6                    73.7

Notes:
A. The lines represent monthly index levels derived form compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 12/31/92.
                             INDEPENDENT ACCOUNTANTS

      The financial statements and schedules of the Company as of December 28, 1997 and for the year then ended were audited by Deloitte & Touche LLP. It is anticipated that if the nominees are elected as directors, the new Board of Directors will reappoint such firm as independent certified public accountants for the current fiscal year. A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

     The Company's Annual Report for the year ended December 28, 1997, which includes the Company's financial statements, accompanies this proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

                                  OTHER MATTERS

      The Company's management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

      The Company intends to conduct the next annual meeting of stockholders in approximately August 1999. Proposals by stockholders intended to be presented at the annual meeting to be held in 1999 must be received by the Company by May 1, 1999 to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to the Secretary of the Company at the address indicated in this notice.
                      COST AND METHOD OF PROXY SOLICITATION

      The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.



                              By Order of the Board of Directors



                              David G. Lloyd
                              Secretary


                                TACO CABANA, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON TUESDAY, AUGUST 18, 1998

The undersigned hereby appoints STEPHEN CLARK and JAMES A. ELIASBERG, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote, at the annual meeting and at any adjournment thereof, all shares of Common stock of the undersigned in Taco Cabana, Inc. held of record on the record date, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given and the signed card is returned, the proxies will vote FOR item 1 and at their direction on any other matter that may properly come before the meeting any adjournment thereof.

Instruction                                       (change of address)

To withhold authority to vote for any
individual nominee, strike                      __________________________
a line through the nominee's                    __________________________
name in the list below:                         __________________________
                                                __________________________
    Stephen V.Clark      William Nimmo          (If you have written in
    Richard Sherman      Cecil Schenker          the above space, please
    Lionel Sosa          Rod Sands               mark the corresponding box
                                                 on the reverse side of
                                                 this card)


No.                                                  SEE REVERSE SIDE


                                TACO CABANA, INC.
         PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

The Board of Directors recommends a vote FOR item 1              WITHHELD
                                                      FOR       AUTHORITY
1.   Election of Directors
        (see reverse)

Note: Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign, if a corporation , please sign in full corporate name by president or other authorized officer, if a partnership please sign in partnership name by authorized person. When signing as attorney, trustee, guardian, officer or partner, please give full title as such.

________________________________
Signature           Date

________________________________
Signature           Date